AMENDMENT #2
to the

AMENDED AND RESTATED
TRANSFER AGENT AND SERVICE AGREEMENT
between
PEAR TREE FUNDS, f/k/a QUANTITATIVE GROUP OF FUNDS
and
PEAR TREE ADVISORS, INC., f/k/a QUANTITATIVE INVESTMENT ADVISORS, INC.

Amendment dated August 1, 2011 to the Transfer Agent and Service Agreement between Pear Tree Funds and Pear Tree Advisors, Inc. made as of the 1st day of May, 2008, as amended on October 22, 2008.

1.         Exhibit A is replaced in its entirety with the Schedule below.

EXHIBIT A

Pear Tree Columbia Small Cap Fund
Pear Tree Columbia Micro Cap Fund
Pear Tree Quality Fund
Pear Tree Emerging Markets Fund
Pear Tree Polaris Foreign Value Fund
Pear Tree Polaris Foreign Value Small Cap Fund

IN WITNESS WHEREOF, Pear Tree Funds and Pear Tree Advisors, Inc. have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President, duly authorized on this 1st day of August, 2011.

PEAR TREE FUNDS

By: /s/ Willard L. Umphrey
Willard L. Umphrey
President

PEAR TREE ADVISORS, INC.

By:/s/ Willard L. Umphrey
            Willard L. Umphrey
President